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                                                                    EXHIBIT 99.1


                           KING PHARMACEUTICALS, INC.
JAMES GREEN

SLIDE 1 - KING PHARMACEUTICALS: REALIZING POTENTIAL, DEVELOPING OPPORTUNITIES

         o Good afternoon. This is James Green, Executive Vice President, Corporate Affairs of King Pharmaceuticals. Thank you for joining us to discuss our strategy for renewed growth, realizing potential and developing opportunities.

         o Initially, I will note that today's call is copyrighted material of King Pharmaceuticals, and no portion of this call may be rebroadcast, published or otherwise disseminated without the Company's prior express written consent.

         o This call is being simultaneously broadcast on our webcast page in the investor relations section of our website at www.kingpharm.com and includes a slide show presentation.

         o        Our presenters today are:

         Brian Markison, President and Chief Executive Officer of King;

         Steve Andrzejewski, Corporate Head of Commercial Operations;

         Dennis O'Brien, President of our Meridian franchise; and


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         Dr. King Jolly, Executive Vice President of King R&D.

SLIDE 2 - FORWARD-LOOKING STATEMENTS

         o Before continuing, you should note that this presentation contains forward-looking statements. Forward-looking statements involve certain significant risks and uncertainties, which reflect management's current view of future events and operations, including, but not limited to, statements pertaining to the Company's development pipeline, strategic plan for growth, and financial projections. Certain factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk "Factors" section and other sections of the Company's current Form 10-K for the year ended December 31, 2004, and other documents on file with the SEC.

         o Now I will turn the presentation over to Brian Markison, President and Chief Executive Officer of King.

BRIAN MARKISON

SLIDE 3 - INTRODUCTION

         o        Thanks Jim.

         o        I want to welcome everyone to our presentation.


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         o        Today we're going to discuss with you how we have repositioned
                  King for growth and why we believe the Company is poised for renewed success.

         o        Our presentation today includes:

                  o One, a review of our key accomplishments over the last year and how they strengthened our core capabilities, and

                  o Two, a discussion of our strategic plan for renewed growth.

         o We will "of course" conclude with a question and answer session.

SLIDE 4 - KEY MESSAGES

         o Let's begin with a brief overview of our strategy to position King for sustainable growth.

         o First and foremost, we have worked to financially rebase the Company's operations.

         o Additionally, we have developed an improved business model that leverages the Company's strengthened capabilities in Commercial Operations and R&D.

         o By capitalizing on our improved business model, we are transforming the Company solely from an acquirer of mature marketed assets to a developer and acquirer of novel branded prescription products that have significant market potential and complement our key areas of focus.

SLIDE 5 - MISSION STATEMENT


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         o        We also believe that our strategy should fulfill our Company's mission to improve and protect quality of life through the successful development and delivery of superior pharmaceutical products while operating in a socially responsible manner that enhances value for patients, employees and shareholders.

SLIDE 6 - MANAGEMENT ACTION PLAN

         o Upon arriving at King, my mandate was to rightsize and refocus all aspects of the Company's business to deliver renewed growth and shareholder value. With this goal in mind, we began to develop and execute what I will refer to as management's action plan. It is important to note that this process continued during the pendency of the Mylan transaction.

         o There are six critical success factors to our management action plan. They are:

                  o One - Maximize the revenue potential of our in-line and pipeline portfolio;

                  o Two - Continue to improve our financial and operational controls;

                  o Three - Recruit and retain top-notch talent throughout our organization;

                  o Four - Continue to right-size and streamline our organization;

                  o Five - Improve and enhance our supply chain, primarily by better leveraging our manufacturing capability; and

                  o Six - Aggressively pursue and execute strategic business development opportunities.

                  o In order to transform our company to a performance driven culture, all employees at the manager level and above now have annual objectives and


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                           an incentive compensation plan which are directly
                           tied to the successful execution of these objectives.

SLIDE 7  - EXECUTION OF MANAGEMENT PLAN - MAXIMIZE REVENUE POTENTIAL

         o As a result of the implementation of this plan, we have already achieved a number of significant accomplishments over the last year.

         o In connection with our goal to maximize the revenue potential of our inline and pipeline portfolio we have dramatically improved our commercial operations, which consists of sales, marketing, managed markets, and strategic marketing, both in terms of effectiveness and increased accountability.

         o This improved and more experienced commercial team has reevaluated and focused our marketing plans with the goal of maximizing our key promoted products.

SLIDE 8 - EXECUTION OF MANAGEMENT PLAN - CONTINUE TO IMPROVE FINANCIAL AND OPERATIONAL CONTROLS

         o As part of our goal to continue to improve financial and operational controls, we aggressively reduced wholesale inventories of our products during 2004 and the first quarter of 2005. Based on preliminary data from our key wholesalers, we are confident that we have substantially completed the reductions of the wholesale inventories of our products to desirable levels (that is 6 weeks or less for major



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                  brands) as of March 31, 2005. At current levels, our quarterly net sales should closely track with demand on a going forward basis.

         o Additionally, we have implemented new systems and policies, including improved financial reporting controls.

         o In this regard, we recently completed our review of the Company's reserve for product returns, which resulted in a restatement of prior period financial statements, and we improved the accounting methodology we use to estimate returns on a going forward basis.

         o We also continued working to fully resolve the SEC and OIG inquiries. Although we fully expect to resolve these issues in 2005, King does not control the timing. Importantly, we've already accrued reserves that we believe are adequate to resolve these inquiries. Therefore, we do not anticipate a P&L effect in 2005.

SLIDE 9  - EXECUTION OF MANAGEMENT PLAN - RECRUIT AND RETAIN TOP-NOTCH TALENT

         o As part of our goal to recruit top-notch talent, we reinvigorated our management team with an infusion of new talent. Also in furtherance of this goal we established our commercial operations headquarters in the pharmaceutical corridor in New Jersey in order to better enable us to attract the best talent. There we created a core commercial operations team consisting of approximately 70 relocated and newly recruited experienced professionals.


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SLIDE 10  - EXECUTION OF MANAGEMENT PLAN - RIGHT-SIZE ORGANIZATION

         o Continuing to right size our organization is also a primary goal. An important achievement in this regard included optimizing the size and upgrading the quality of our sales force, which we completed in January. Steve will provide more information later in this presentation.

         o The focus of our portfolio of currently marketed products is also important to our plan for growth. Accordingly, we exited women's health and began divesting other non-core, underperforming assets such as Anusol, Proctocort, and our Derma Scrub line in order to build cash for future investments.

         o Additionally, we reprioritized our pipeline and have focused our resources on our highest value opportunities.

SLIDE 11  - EXECUTION OF MANAGEMENT PLAN - IMPROVE AND ENHANCE SUPPLY CHAIN

         o We are working to more fully leverage our existing manufacturing network by improving efficiency and expanding capacity where necessary.

         o Specifically, we have completed the expansion of our Thrombin-JMI bulk processing capability. We have also filed our Prior Approval Supplemental Application with the FDA seeking final approval of our expanded filling, finishing, and testing facilities for this product in our Rochester, Michigan plant. As a result, we anticipate having additional capacity to meet the growing demand for Thrombin-JMI in the fourth quarter of 2005.


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         o        During 2004, we successfully transferred the production of
                  Brevital in-house. We are also in the process of transferring the manufacture of Cytomel and Bicillin to our King facilities. The Cytomel transfer to Bristol, Tennessee is nearly complete, and the Bicillin project is well underway in Rochester, Michigan.

SLIDE 12 - EXECUTION OF MANAGEMENT PLAN - AGGRESSIVELY PURSUE AND EXECUTE STRATEGIC BUSINESS DEVELOPMENT OPPORTUNITIES

         o Finally and importantly, in connection with our plan to aggressively pursue and execute strategic business development opportunities, we entered into a collaborative agreement with Palatin to develop and commercialize PT-141, a novel compound for the treatment of sexual dysfunction.

         o Business development will continue to play a major role in our strategy for growth and we will discuss this in more detail later in the presentation.

SLIDE 13 - SELECTED FINANCIALS FOR 2004

         o Let me now turn to an overview of selected financial information for the year ended December 31, 2004.

         o In particular I want to call your attention to our cash position, the strength of our balance sheet and the Company's low level of debt.

         o As of December 31, 2004, our unrestricted cash totaled approximately $342 million dollars and our long-term debt, the convertible debentures, is only about


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                  19 percent of shareholders equity, while the industry average is considerably higher.

         o Importantly, even though we were aggressively reducing the wholesale inventory levels of our products, we produced operating cash flow of approximately $261 million dollars during 2004. If reported net sales of our key products had equaled demand for those products during that same period, our operating cash flow would have been significantly higher.

         o In addition to solid cash flow, our balance sheet provides us with the flexibility to invest in products, R&D, manufacturing and other opportunities, and provides us with the ability to execute our strategy for renewed growth.

SLIDE 14 - REVENUE PROJECTION

         o Looking forward, the Company's projected range for estimated total revenue during 2005 is $1.4 billion to $1.5 billion dollars.

         o Due to the current uncertainty regarding the continued exclusivity of Skelaxin and the number of variables associated with that uncertainty, which we will discuss in further detail in a few moments, we are not presently providing earnings guidance.

         o Since 2005 is a transition period for the Company, we will be changing our expense mix during the course of the year. We are mindful of the attention our SG&A line has received. However, there are two important things we need to cover.


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         o        First, 2004 was the first full year since our acquisition of the primary care business of Elan, which included approximately 400 primary care sales reps and all other associated costs.

         o Second, we do not believe it is prudent to make reductions to SG&A until we are satisfied that we have invested in the right mix of capabilities and efficiencies.

         o Therefore we currently anticipate that our SG&A expense, EXCLUDING Altace co-promotion fees and any special items, should average slightly less than $100 million dollars per quarter in 2005, which on a percentage of sales basis will be less than 2004. Finally, and most significantly, our investment in the right mix of capabilities and efficiencies makes us an attractive commercial partner and provides synergies for future collaborations. Additionally, the Company expects to spend approximately $25 million per quarter on R&D in 2005, which also includes investments in our Meridian Technologies business for a next generation auto-injector. Cost of goods sold should average approximately 23% of revenues during 2005 and our tax rate should equal approximately 35%.

         o It is important to note that our financial targets or projections are not predictions of actual performance because forecasts are inherently estimates that cannot be predicted with precision. Our performance at times differs from our projections, and our Company will not know actual results until after the end of a quarterly or annual period.

         o Moreover, such financial targets or projections are forward-looking statements that involve certain significant risks and uncertainties reflecting management's current view of future events and operations. As previously stated, certain factors



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                  that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of the Company's Form 10-K for the year ended December 31, 2004, which is on file with the SEC.

SLIDE 15 - STRATEGIC PLAN FOR GROWTH

         o Next, let's review our strategic plan for growth and why we are excited about the future of King Pharmaceuticals.

SLIDE 16 - GROWTH STRATEGY (ORGANIC, BUSINESS DEVELOPMENT)

         o Historically, a significant aspect of King's business strategy was to acquire currently marketed branded pharmaceutical products. Many of these products were already in decline or in the later stages of exclusivity upon acquisition. These products have allowed King to generate a vital critical mass.

         o Our strategy for growth going forward is more evolutionary rather than revolutionary.

                  o We intend to utilize our revitalized and re-energized Commercial Operations organization to maximize the potential of King's currently marketed products, especially Altace, Skelaxin, Sonata and Thrombin-JMI, and our Meridian franchise. This group of assets represented approximately 72% of our total revenue in 2004.


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                  o        We will also continue to prudently manage the
                           lifecycle of existing assets and develop a pipeline that complements key areas of focus.

                  o The success of Commercial Operations and the monetization of other assets as appropriate should enable us to increasingly leverage our R&D and Business Development capabilities to form exciting partnerships with companies that have promising products and technologies in Phase II or later.

SLIDE 17 - GROWTH STRATEGY: THERAPEUTIC FOCUS

         o Our strategy for growth is expected to focus on select therapeutic areas, namely Cardiovascular, Neuroscience and Hospital/Acute Care.

         o The promotion of our key currently marketed products provides us with a strong presence in each of these therapeutic areas. We intend to leverage this experience and the resulting relationships as we develop new drugs complementing each of these categories.

         o At this time I would like to turn the presentation over to Steve Andrzejewski, our Corporate head of commercial operations, who will discuss Commercial Operations and our plan to maximize the potential of our portfolio of currently marketed products.


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STEVE ANDRZEJEWSKI

         o        Thanks Brian.

SLIDE 18 - KING'S CAPABILITIES: COMMERCIAL OPERATIONS

         o As Brian briefly mentioned, we significantly improved the effectiveness and increased accountability of our Commercial Operations organization over the course of the last year.

         o This included optimizing the size of our sales force during the first quarter of 2005 and improving compensation to attract talent, reward top performers and focus on retaining only the best. Likewise, we improved our commercial infrastructure with new hires in sales operations, market research and product management.

         o Also, to support these efforts, we relocated our Commercial Operations organization to New Jersey.

         o As a result, we have significantly enhanced King's capabilities to launch and grow drugs into major commercial successes.

SLIDE 19 - COMMERCIAL OPERATIONS LEADERSHIP


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         o        As you can see here, our Commercial Operations organization is led by a group of highly talented and experienced individuals.

         o Many of these individuals are new to our organization, as Brian and I have drawn on relationships formed over the years to attract bright new leaders.

SLIDE 20 - OVERVIEW OF KING PRODUCT PORTFOLIO

         o Our four key promoted products include Altace, Skelaxin, Sonata, and Thrombin-JMI which we will discuss in further detail later in this presentation.

         o We also have a broad portfolio of other branded prescription pharmaceutical products. While these other products generate important cash flow to help fuel future growth, we may also selectively monetize some of these non-core products as appropriate through divestiture.

SLIDE 21 - OVERVIEW OF KING PRODUCT PORTFOLIO- WHERE WE ARE FOCUSED IN 2005

         o Our dedicated field sales force currently consists of approximately 1,050 individuals who are focused on promoting our key cardiovascular, metabolic, neuroscience and hospital products.

         o This organization includes a primary care group of 830; a hospital force of 110; and a 90 person specialty group promoting our products, Skelaxin and Sonata, to neurologists, psychiatrists, pain specialists and sleep specialists. We also have a managed care organization consisting of 16 people.


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         o        We believe this structure provides Commercial Operations with the ability to successfully compete in traditional specialty markets, as well as specialist led primary care markets. Our ability to compete in specialty markets, and at the same time primary care, is an important factor making us a preferred partner of choice with respect to attractive business development opportunities such as our collaborative relationship with Palatin to develop and commercialize PT-141.

SLIDE 22 - ALTACE

         o Altace is the only ACE inhibitor indicated to reduce the risk of cardiovascular events in high-risk patients 55 and older.

         o As a result of this significant differentiator, Altace is the leader in total prescription market share for all branded ACE inhibitors.

         o Net sales of Altace totaled $347.3 million dollars in 2004. As you can see on this slide, if our unit sales of Altace during 2004 equaled the number of units dispensed over that same period, according to NDC prescription data, we estimate that Altace demand based sales would have equaled approximately $530.0 million dollars.

SLIDE  23  - ALTACE - MCKINSEY CHART

         o Altace market share is neck and neck with Diovan even though Novatis' audited details on Diovan are nearly double those of Altace. This represents the



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                  effectiveness of the King and Wyeth sales forces, in addition to the quality of the data and differentiating attributes of Altace.

SLIDE 24 - ALTACE - OPPORTUNITY FOR GROWTH

         o We believe Altace continues to provide an opportunity for growth.

         o To maximize this opportunity, we plan to reinforce the utilization of Clinical Guidelines, as the three most recent that include Altace and/or HOPE references were published in 2004.

         o We plan to effectively target prescribers to drive managed care pull-through since Altace has access to eighty-three percent of managed care organization formularies.

         o We estimate that approximately $1 billion dollars of potential business is represented by HOPE type patients that are discharged from hospitals annually. We believe this represents a critical opportunity for our patients, as only one-third of patients who have suffered a heart attack or stroke, or had an angioplasty or bypass surgery are prescribed appropriate medication, such as Altace, two months after discharge. We plan to promote the expanded inclusion of Altace on hospital discharge protocols utilizing approximately 475 Wyeth Area Account Managers pursuant to our co-promotion agreement with Wyeth for Altace.

         o With a composition of matter patent that extends through October 2008, unique differentiating attributes, plus a recently completed pediatric study called TOPHAT, or the Treatment of Pediatric Hypertension with Altace Trial, which



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                  should give us an additional six months of exclusivity, we believe Altace provides us with a stable platform for continued growth for the next three plus years.

SLIDE 25 - SKELAXIN

         o Skelaxin is a leading branded muscle relaxant indicated for the relief of discomforts associated with acute, painful musculo-skeletal conditions such as back pain.

         o As many of you are already aware, the Skelaxin patents are the subject of multiple challenges. Moreover, during March 2004 the FDA sent a letter to all abbreviated new drug application applicants for Skelaxin stating that such applicants may delete critical information in the product's official packaging circular from their proposed labeling. We have pending a Citizen Petition challenging the FDA's suggestion, as we believe that removing such language from any generic Skelaxin label could pose serious issues for patients and practitioners. Accordingly, we believe that the FDA should require any Skelaxin ANDA applicant to complete the standard Paragraph IV certification process before approving the applicant's ANDA. However, under the current circumstances, the continued exclusivity of Skelaxin is unpredictable and we cannot assure that the product will remain exclusive for any length of time.

         o Should we face generic competition for Skelaxin, we have a plan in place to launch an authorized generic with a notable generic pharma company.


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         o        Importantly, our strategy for growth is not dependent on the continued exclusivity of Skelaxin. In any circumstance, we expect Skelaxin to continue contributing to our solid cash flow.

SLIDE 26   - SKELAXIN - 800 MG TO 400 MG TRANSFORMATION

         o As you can see from this slide, we successfully launched our 800 mg dosage form of Skelaxin and have converted the entire market to the 800 mg dose. As we have previously stated, we believe that the 800 mg dosage should increase patient safety and efficacy as it will help ensure better patient compliance.

SLIDE 27 - SONATA

         o Sonata is one of only three approved nonbenzodiazepine treatments for insomnia.

         o Sales of available insomnia treatments presently total approximately $2.5 billion dollars and are experiencing continued growth, with net sales of Sonata equaling $60.4 million dollars during 2004. This is a significant and expanding market due to the launch of a new competitor and related investments in direct to consumer advertising.

         o With an excellent efficacy and safety profile, Sonata is positively differentiated from other available insomnia treatments as Sonata is the only product that patients can take late at night and still wake up the next morning without a hangover effect given its fast onset and four hour duration of action.


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         o        Considering the positively differentiating attributes of
                  Sonata and the expanding market for insomnia treatments, we believe Sonata has good potential for growth.

SLIDE 28 - LEVOXYL

         o Although Levoxyl faced generic competition beginning in July 2004, our generic erosion rate is substantially less than typically seen when multiple generics enter the market.

SLIDE 29 - THROMBIN-JMI

         o Thrombin-JMI is a topical hemostatic agent that is positively differentiated, as it is the only topical product that clots fibrinogen directly.

         o Net sales of Thrombin-JMI during 2004 totaled $174.6 million dollars, a 24% increase from $140.4 million dollars during 2003.

         o In anticipation of expanded capacity beginning in the fourth quarter of 2005, we recently began promoting Thrombin-JMI through our hospital field sales force, which we increased in October of 2004 from 35 to approximately 110 individuals for this purpose.

         o Demand for Thrombin-JMI increased 8 percent fourth quarter '04 versus fourth quarter '03.

SLIDE 30 - THROMBIN-JMI MARKET PENETRATION


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         o        This slide provides the number of procedures eligible for
                  topical hemostatis by surgical classification, and the current utilization of Thrombin-JMI during these procedures.

         o As you can, there is considerable opportunity to dramatically increase the utilization of Thrombin-JMI during these types of procedures.

         o Accordingly, we believe Thrombin-JMI has the potential to serve as a cornerstone of our future long-term growth as we continue to expand our production capacity and increase our market penetration.

         o I would now like to turn the presentation over to Dennis O'Brien, President of our Meridian franchise.

DENNIS O'BRIEN

         Thanks Steve.

SLIDE 31 - KING'S CAPABILITIES: MERIDIAN MEDICAL TECHNOLOGIES

         o Since King acquired Meridian in 2003, Meridian has enjoyed revenue and profit growth with $123 million dollars in revenue in 2004. Most importantly, Meridian has maintained its preeminent position in auto-injector technology, including continuing to meet the needs of our troops in the Middle East


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         o        Meridian is the sole supplier of FDA approved auto injectors containing nerve agent antidotes, such as AtroPen, to the U.S. Department of Defense, Homeland Security, Allied governments and Emergency First Responders.

         o We have maintained our Industrial base maintenance contract with the U.S. Department of Defense for the last twelve years, continuing our relationship with the DOD of over 25 years.

         o Meridian is also the manufacturer of EpiPen, the most widely prescribed product for life-threatening allergic reactions.

SLIDE 32 - KING'S CAPABILITIES: MERIDIAN MEDICAL TECHNOLOGIES - AUTO INJECTOR

         o Meridian's core products include EpiPen, the number one doctor prescribed emergency treatment for life threatening allergic reactions, Atropen, and the Mark 1 auto injector kit, which is our country's military and Homeland Security Departments' first line treatment for chemical nerve agent poisoning.

         o ATNAA, a two chambered autoinjector which delivers two nerve agent antidote drugs sequentially, will supplement the Mark 1 kit as we continue to meet our customers' needs.

         o We are also developing Vanquix, a diazepam filled auto-injector for seizures. We will discuss this in more detail later in the presentation.

         o I would now like to turn the presentation over to Dr. King Jolly, Executive Vice President of King R&D, who will discuss with you our current product pipeline.


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DR. KING JOLLY

         o        Thanks Dennis.

SLIDE 33 - KING'S CAPABILITIES: R&D

         o Our R&D organization, consisting of approximately 70 individuals, is based in Research Triangle Park, North Carolina and is dedicated to developing drugs to improve people's lives.

SLIDE 34 - R&D LEADERSHIP

         o As you can see here, our R&D team is led by a group of highly talented and experienced individuals.

SLIDE 35 - R&D INDUSTRY EXPERIENCE

         o The collective experience of our R&D team includes contributions to over 50 new drug applications, leadership of 108 NCE programs, and management of over 180 clinical trials.

SLIDE 36 - GROWTH STRATEGY: CONTINUE INTERNAL PRODUCT DEVELOPMENT AND LIFECYCLE MANAGEMENT


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         o        During the course of the last year, we reprioritized our R&D portfolio to focus on those projects which we believe have the greatest probability to deliver long-term value. Additionally, we intend to more fully leverage our R&D capability through Business Development.

SLIDE 37 - BINODENOSON

         o One promising product that we are developing is binodenoson, which holds the potential to enhance the standard of care in pharmacological stress imaging and to provide revenue growth for King in future years. Data from our Phase II trials indicate that binodenoson, at effective doses, is better tolerated than adenosine, the current market leader, which was previously developed by King. The results of the Phase II trials were utilized in planning the Phase III clinical trial program, which began in the fourth quarter of 2003.

         o We are currently mid-way through our Phase III program, and we believe binodenoson has the potential to become the next-generation pharmacological stress imaging agent leader.

         o We estimate that the market potential for stress imaging agents is over $300 million dollars annually.

SLIDE 38 - PT-141 JOINT DEVELOPMENT WITH PALATIN


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         o        In August 2004, we entered into a collaborative agreement with
                  Palatin Technologies to jointly develop and commercialize PT-141 for the treatment of male and female sexual dysfunction.

         o PT-141 is the first compound in a new drug class called melanocortin receptor agonists under development to treat sexual dysfunction in both men and women.

         o Data obtained in completed trials indicate that PT-141 is effective in male erectile dysfunction, and provides additive benefit to PDE-5 inhibitors. In women, PT-141 treatment is associated with heightened desire and arousal.

         o With a highly differentiated mechanism of action, PT-141 has the potential to fill unmet medical needs not addressed by PDE-5 inhibitors. It is believed that PT-141 will not interact with nitrates, allowing its use in patients with cardiovascular disease on nitrate therapy.

         o Accordingly, PT-141 will provides us with a unique opportunity in this multi-billion dollar market.

SLIDE 39 - KEY R&D PIPELINE OPPORTUNITIES

         o In addition to Binodenoson and PT-141, there are a number of other key products in King's R&D pipeline.

         o Vanquix is our diazepam-filled auto-injector that is currently under development as the only therapy of its kind for the treatment of chronic, intermittent epileptic seizures. We currently manufacture a similar product for the military. We expect


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                  to complete our Phase I and II clinical trials for this
                  product during 2005 and begin Phase III clinical trials in the first half of 2006.

         o MRE 94, a new chemical entity, is an adenosine A2a receptor agonist for the topical treatment of chronic diabetic foot ulcers. This condition represents a portion of the wound healing market which is estimated at greater than $3 billion dollars in the U.S. We are very encouraged by the results of our Phase I clinical trial program evaluating this product in patients, as we observed early signals of efficacy; specifically, accelerated rates of wound closure in diabetic foot ulcers. Accordingly, we plan to enter Phase II development of this product in the second half of 2005.

         o T-62, also a new chemical entity, is an adenosine A1 allosteric enhancer we are developing for the treatment of neuropathic pain. We expect the Phase II clinical trial program for this product to begin in the second half of 2006.

         o Both MRE 94 and T-62 were discovered in-house, with medicinal chemistry, pharmacology, toxicology, and clinical development directed by King R&D personnel.

         o For the treatment of hypertension we are developing Altace HCT a combination of our Altace product and the diuretic, hydrochlorothiazide. We currently expect to file a New Drug Application in the second half of 2006 with respect to this new product.

         o Last year we completed our clinical trial program called TOPHAT evaluating Altace for treating hypertension in children. We expect to file a supplemental new drug application for this use in the second half of 2005. Having completed


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                  TOPHAT, we are hopeful that Altace will receive the benefit of an additional six months of marketing exclusivity.

         o We intend to file an NDA during the second half of this year seeking approval of a new indication for ALTACE for delaying the progression of chronic kidney disease in hypertensive, non-diabetic patients.

         o The application for approval of this new claim is based upon a compilation of data from two, randomized and well controlled clinical trials, the AASK trial and REIN trial, and a patient-level meta-analysis of 11 randomized trials involving ramipril and other ace inhibitors.

         o REIN, the Ramipril Efficacy in Nephropathy study, evaluated the effects of ramipril on the progression of kidney disease as measured by slowing the decline in glomerular filtration rate, or GFR, and reducing the incidence of death and end-stage renal disease.

         o AASK, the African American Study of Kidney Disease and Hypertension, was a comparative evaluation of the efficacy and safety of three separate treatment regimens - metoprolol, amlodipine, and ramipril, on GFR and on slowing the progression of end stage renal disease and death in 1094 African Americans with hypertension, randomized at 21 centers in the US.

         o Presently ongoing is DREAM, the Diabetes REduction Assessment with ramipril and rosiglitazone Medication Trial. This is a large, international, multicenter, randomized, double-blind, placebo-controlled trial that will determine if ALTACE and/or rosiglitazone will reduce the development of Type II diabetes. The study is evaluating each agent alone, and in combination, compared to placebo on this endpoint. DREAM is being coordinated by the Canadian Cardiovascular Collaboration based at McMaster University, and is jointly funded by the Canadian Institutes of Health Research, King Pharmaceuticals, Sanofi-Aventis, Glaxo SmithKline, and Wyeth Laboratories. The study commenced in July 2001 and has completed randomization of 5,269 pre-diabetic patients with impaired glucose tolerance at 191 study centers in 21 countries worldwide. Study completion is projected by October 2006, with full results available in the first quarter of 2007. If the study results confirm that ALTACE reduces the incidence of development of Type II diabetes, King Pharmaceuticals intends to file an NDA in 2007 for an Altace product with this indication.

SLIDE 40 - R&D PIPELINE/LIFECYCLE MANAGEMENT

         o As you can see here, each of the products in our development portfolio, which are highlighted in red, complement one or more of our key therapeutic areas of focus. Note that Binodenoson, PT-141 and Vanquix each have the potential to complement and benefit from our current experience and relationships in more than one therapeutic area.

         o Clearly, we have several exciting opportunities currently in development. We look forward to expanding our development opportunities further in the months and years ahead.

         o        I would now like to turn the presentation back over to Brian
                  Markison.


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

BRIAN MARKISON

         o        Thanks King.

SLIDE 41 - KING'S CAPABILITIES: BUSINESS DEVELOPMENT

         o We significantly improved our Business Development capability in 2004. Business Development is vastly different than just one year ago.

         o We added key people with industry experience to more effectively evaluate and pursue strategic acquisition and in-licensing opportunities. An important addition is Harsha Murthy, our Executive Vice President and Corporate Head of Business Development, who has over 25 years of related experience.

SLIDE 42 - GROWTH STRATEGY: BUSINESS DEVELOPMENT

         o In addition to maximizing the potential of our currently marketed products and continuing to internally develop new products, our strategy for growth also includes leveraging our enhanced Business Development capabilities to acquire and in-license additional drugs in Phase II and Phase III of development.

         o During 2004, King began focusing more intently on the acquisition and in-licensing of promising products in development. This focus leverages our established R&D, regulatory and commercial capabilities to complete



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                  development, obtain regulatory approval and successfully
                  launch new products. The recent co-development and commercialization agreement with Palatin for PT-141 is a good example of the successful execution of this strategy.

         o We will also continue to consider the acquisition of currently marketed products to add to our portfolio that complement the therapeutic areas of focus.

         o In addition to individual products, we will also consider the selective expansion of our portfolio of products in development and/or currently marketed products through the acquisition of existing business units and complementary companies that complement key therapeutic areas.

         o Furthermore, we will pursue opportunities that provide access to new geographic markets, such as Canada or the EMEA.

         o As we continue to partner with others to in-license and develop products, we expect to transform the Company from an acquirer of very mature currently marketed assets to a developer of novel branded prescription products.

SLIDE 43 - SUMMARY:  REALIZING POTENTIAL, DEVELOPING OPPORTUNITIES

         o I certainly appreciate your attention to our presentation, and hope we have provided you with a better understanding and appreciation of:

                  o        Our accomplishments over the past year;

                  o        How we are now repositioned for success; and

                  o        Our strategic plan for growth.


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

         o All of us on the management team are extremely dedicated and will earn your confidence as we deliver renewed growth.

         o Now, we will be pleased to address some of your questions, so I'll turn the call over to the operator for a question and answer session.

SLIDE 44 - Q&A

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